Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the "Agreement"), is entered into effective as of March 23, 2018 (the "Effective Date"), by and between Frank Yuan and Vicky PMW Yuan (together, "Seller"), and GreenBox POS, LLC ("Buyer"),

WHEREAS, Buyer desires to purchase from Seller, 144,445,000 issued and outstanding shares (the "Shares") of ASAP Expo, Inc., (the "Company") representing 90% of the issued and outstanding shares of the Company. The Company is quoted on the OTCQB under the symbol "ASAE" identified by EIN 22-3962936;

WHEREAS, Seller has agreed to sell to Buyer the Shares, subject to the warranty that all the Shares are owned by Seller and certain assets identified below are owned by the Company subject to the provisions set forth below (the "Transaction");

WHEREAS, Buyer and Seller wish to set forth the final terms and conditions of the Transaction;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein and in order to set forth the terms and conditions of the Transaction and the mode of carrying the same into effect, the parties hereto agree to this Agreement as follows:

ARTICLE 1.

THE PURCHASE

SECTION 1.1 The Purchase. Subject to the terms and conditions of this Agreement, Buyer shall purchase from Seller the 144,445,000 Shares, representing 90% of the issued and outstanding common shares of the Company) for the consideration of $250,000. The closing date will be approximately April 12, 2018.

SECTION 1.2 Terms of the Purchase. The Purchase shall be made on the following terms and conditions:

(a)	As consideration for the Purchase

(i)	Seller shall cause the Shares to be transferred to Buyer, pursuant to instructions to Transfer Agent accompanied by stock power and written instructions to transfer agent, and Buyer shall cause $250,000 to be wired to Seller, or Seller's assigns, upon notice by transfer agent that said instructions, stock certificate and stock power have been received.

(ii)	Buyer and Seller agree to a $250,000 credit to Seller or Seller's assign, in the form of common stock. Such issuance shall occur at any time within the first 30 days following the closing of this Transaction, at Seller sole discretion, expressed by way of Seller formal notice, and at the closing price on the day of such notice. If no such notice was given, the issuance shall occur on the closest business day to the 30th calendar day following the closing of this Transaction using the same pricing policy.

(iii)	Seller shall issue the Shares to Buyer and/or its assigns free of all liens, encumbrances and adverse claim of title, except as prescribed in section herein.

(iv)	All Shares in this transaction are restricted as the term is used pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Act"). The Shares shall be free and clear of all claims and encumbrances except that said shares shall be "restricted" within the meaning of Rule 144 of the Act. The Shares will have the standard restrictive legend in connection with Rule 144 of the Act and may not publicly be sold or transferred except in compliance with Rule 144 and/or other applicable provisions of the Act.

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(v)	Seller represents that all liabilities owed by Company shall be assumed by the Seller and Buyer shall not assume any liabilities of the Company. Seller has formed a new company named “ASAP Property Holdings, Inc., a California corporation with EIN 82-5124814, which shall be assigned all existing assets and liabilities of the Company, including but not limited to cash, accounts receivable, operations, outstanding business contracts, accounts payable, payroll and lease obligations, and any other assets and liabilities.

(vi)	Seller represents that he will resign as officer and/or director of Company, turn over any and all corporate books, records and bank account information and appoint the person designated by Buyer as officer and director.

ARTICLE 2.

RESTRICTIONS RELATIVE TO SECURITIES

SECTION 2.1 Restrictions Relative to Shares. Seller and Buyer acknowledge and agree to each of the following terms, conditions, covenants, and restrictions relative to the Shares pursuant to this Agreement.

(a) Both parties understand, agree, represent and warrant to the other with respect to the Shares as follows:

(i) Buyer is acquiring the Shares for its own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the Securities Act of 1933, as amended (the "Act"). Buyer agrees to offer, sell or otherwise transfer the Shares only in accordance with the terms of this Agreement, and pursuant to registration under the Act or to an exemption from registration under the Act and any other applicable securities laws.

(ii) Both parties have such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment made pursuant to this Agreement. Buyer is aware that he may be required to bear the economic risk of an investment made pursuant to this Agreement for an indefinite period of time, and is able to bear such risk for an indefinite period.

(iii) Buyer understands that the Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of the applicable United States federal and state securities laws and that both parties are relying upon the truth and accuracy of, and compliance with, the representations, warranties, acknowledgments, understandings, agreements and covenants of the other set forth herein in order to determine the availability of such exemptions and the eligibility of each party to acquire the Shares.

(iv) Buyer understand that his investment in the Shares involves a high degree of risk. Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the investment made pursuant to this Agreement.

(v) Both parties understand that (i) except as provided in the Agreement , the Shares have not been and are not being registered under the Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless either subsequently registered thereunder or the party shall have delivered an opinion by counsel reasonably satisfactory to the other, in form, scope and substance reasonably satisfactory to the other party , to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (ii) any sale of such securities made in reliance on Rule 144 (as hereafter defined) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person though whom the sale is made) may be deemed to an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, and (iii) neither party nor any other person is under any obligation to register such securities under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement).

(vi) Both parties understand that the Shares until sold pursuant to a registration statement or sold pursuant to Rule 144 (as amended, or any applicable rule which operates to replace said Rule) promulgated under the Act ("Rule 144"), the stock certificates representing the Restricted Shares will bear a restrictive legend (the "Legend") in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Buyer represents and warrants to Seller:

SECTION 3.1 Authority Relative to, Agreement. Buyer and its representative executing this document, have all requisite power and authority to execute and deliver this Agreement and to perform the obligations hereunder. The execution, delivery and performance of this Agreement by Buyer and the consummation by it of the transactions contemplated hereby have been duly authorized by Buyers' Board of Directors and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes the legal. valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

SECTION 3.2 Financial Information. All applicable financial information regarding the Shares has been provided to Seller.

SECTION 3.3 Compliance with Law. Buyer is not in default under any order of any court, governmental authority or arbitration board or tribunal.

SECTION 3.4 Access to Information. Seller acknowledges that Buyer has afforded Seller reasonable access and documentation, and further, Buyer shall cause its officers to, afford, Seller reasonable access during regular business hours to its books or records as they relate to the Transaction.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer as follows:

SECTION 4.1 Title to Assets. Seller represents and warrants that Seller and/or the Company owns clear title to the assets of the Company, without any adverse claim of ownership, right or usage and no lien, encumbrances. Seller shall cause ASAP Property Holdings, Inc. to purchase ownership of the assets from Buyer for $1.00 on the closing date.

SECTION 4.2 Authority Relative to, Agreement. Seller and its representative executing this document, have all requisite power and authority to execute and deliver this Agreement and to perform the obligations hereunder. The execution, delivery and performance of this Agreement by Seller and the consummation by it of the transactions contemplated hereby have been duly authorized by Seller's Board of Directors, if any, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal. valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

SECTION 4.3 Financial Information. All applicable financial information regarding the Shares has been provided to Buyer. The Company is current in its fees and filings with OTC Markets, Tax Returns and Transfer Agent.

SECTION 4.4 Compliance with Law. Seller is not in default under any order of any court, governmental authority or arbitration board or tribunal, nor is such proceeding on-going or imminent.

ARTICLE 5.

MUTUAL COVENANTS AND ADDITIONAL AGREEMENTS

SECTION 5.1 Cooperation and Good Faith Buyer and Seller agree that they have entered into this Agreement in good faith and each agreement to cooperate in a reasonable manner to cause the terms and conditions to be fully and completely executed.

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ARTICLE 6.

MISCELLANEOUS

SECTION 6.1. Payment of Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

SECTION 6.2. Entire Agreement. This Agreement, including the documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. This Agreement supercedes all prior agreements and understandings between the parties with respect to its subject matter.

SECTION 6.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws provisions.

SECTION 6.4 Notices. Any and all notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return requested.

If to Buyer:	GreenBox POS, LLC
2305 Historic Decatur Road, #100
San Diego, CA 92106

If to Seller:	Frank Yuan
1802 Carlisle Dr
San Marino, CA 91108

SECTION 6.5 Titles and Captions. Paragraph titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision.

SECTION 6.6 Counterpart Signature Pages. This Agreement may be executed by the Parties through counterpart signature pages (and not as part of one document bearing all signatures consecutively), all of which, when together , shall constitute satisfaction of the signature requirements . Facsimile signature pages shall also be acceptable.

SECTION 6.7 Authority. The undersigned individuals and/or entities execute this Agreement on behalf of their respective parties, and represent and warrant that said individual and/or entities are authorized to enter into and execute this Agreement on behalf of such Parties, that the appropriate corporate resolutions or other consents have been passed and/or obtained (if necessary), and that this Agreement shall be binding on the Party on whose benefit they are executing this Agreement.

SECTION 6.8 Waiver, Modification and Amendment. All waivers hereunder must be made in a signed writing, and failure by either Party at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of a breach or violation of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision. This Agreement may be modified or amended only by a later writing signed by all of the Parties.

SECTION 6.9 Provisions Severable. The Parties expressly agree and contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any section, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provisions of any jurisdiction, such sections, sentences, words, clauses or combinations thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the Parties in each such jurisdiction.

SECTION 6.10 Successors. This Agreement is binding upon and shall inure to the benefit of the Parties and each Party's respective successors, assigns, heirs, spouses, agents and personal representatives, enforceable against each of them in accordance with its terms.

SECTION 6.11 Assignment. This Agreement may not be assigned in whole or in part, by either Party, whether by operation of law or by contract, without the prior, written consent of the other Party, which consent may be given or withheld in the sole and exclusive discretion of such other Party.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

BUYER:

GreenBox POS, LLC

By: /s/ Fredi Nisan 4/11/2018
Fredi Nisan, CEO

SELLER:

FRANK YUAN

/s/ Frank Yuan 4/11/2018
Frank Yuan

Vicky PMW Yuan

/s/ Vicky PMW Yuan

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